Exhibit 99.1


                   Gladstone Commercial Corporation
              Announces 2005 Year End Financial Results

    MCLEAN, Va.--(BUSINESS WIRE)--February 28, 2006--Gladstone Commercial Corporation (NASDAQ:GOOD):

    -- Net income increased to $3,601,945 or $0.47 per diluted common share, a 124% per share increase over 2004

    -- Funds from Operations ("FFO") increased to $7,253,064 million or $0.94 per diluted common share, an increase of 179% per share over 2004

    -- Acquired 18 properties, for a total investment of $116.8 million

    Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter and year ended December 31, 2005. A description of Funds from Operations, or "FFO" a non - Generally Accepted Accounting Principles in the United States ("GAAP") financial measure, is located at the end of this news release. All per share references are based on diluted weighted average common share unless otherwise noted.
    Net income for the year ended December 31, 2005 was $3,601,945 or $0.47 per share, compared to $1,623,928 or $0.21 per share one year ago. For the quarter ended December 31, 2005 net income was $1,049,819 or $0.14 per share, compared to net income for the quarter ended December 31, 2004 of $999,920 or $0.13 per share.
    FFO for the year ended December 31, 2005 was $7,253,064 or $0.94 per share, compared to $2,597,273 or $0.34 per share for the same period one year ago. For the quarter ended December 31, 2005 FFO was $2,326,024 or $0.30 per share, compared to $1,454,132 or $0.19 per share for the same period one year ago. A reconciliation of net income, which we believe is the most directly comparable GAAP measure, to FFO is set forth below:



                     For the      For the
                   three months three months For the year For the year
                      ended        ended        ended        ended
                     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
                       2005         2004         2005         2004
                   ------------ ------------ ------------ ------------

Net income         $ 1,049,819  $   999,920  $ 3,601,945  $ 1,623,928
Real estate
 depreciation and
 amortization        1,276,207      454,212    3,651,119      973,345
                   ------------ ------------ ------------ ------------
Funds from
 operations          2,326,026    1,454,132    7,253,064    2,597,273
                   ------------ ------------ ------------ ------------

Weighted average
 shares outstanding
 - basic             7,672,000    7,667,000    7,670,219    7,649,855
Weighted average
 shares outstanding
 - diluted           7,737,297    7,725,434    7,723,220    7,708,534

Basic net income
 per weighted
 average common
 share             $      0.14  $      0.13  $      0.47  $      0.21
                   ============ ============ ============ ============
Diluted net income
 per weighted
 average common
 share             $      0.14  $      0.13  $      0.47  $      0.21
                   ============ ============ ============ ============
Basic funds from
 operations per
 weighted average
 common share      $      0.30  $      0.19  $      0.95  $      0.34
                   ============ ============ ============ ============
Diluted funds from
 operations per
 weighted average
 common share      $      0.30  $      0.19  $      0.94  $      0.34
                   ============ ============ ============ ============


    For the year ended December 31, 2005, the Company recorded a realized foreign currency loss of $6,278 and unrealized depreciation on the translation of assets and liabilities of $212,279 or $0.03 per basic and diluted share per basic and diluted share. There were no realized or unrealized foreign currency gains or losses during the year ended December 31, 2004. The unrealized depreciation was primarily a result of the valuation of the mortgage notes payable for the two properties located in Canada, due to a decrease in the value of the US dollar relative to the Canadian dollar by approximately 5% between the date the notes were issued, July 19, 2005, and December 31, 2005. The unrealized depreciation on translation of assets and liabilities is not deductible for income tax purposes and these amounts must be distributed to stockholders or the Company could be subject to federal corporate income tax on these losses.
    In the fourth quarter of 2005, the Company added 5 additional properties with 774,539 square feet for an aggregate purchase price of approximately $36.6 million.

    Subsequent to December 31, 2005, the Company:

    -- acquired 3 properties with 617,802 square feet for an aggregate purchase price of approximately $48.3 million;

    -- assumed 2 existing mortgage notes for approximately $30.0 million;

    -- completed a public offering of 1,000,000 shares of a 7.75% Series A Cumulative Redeemable Preferred Stock, at a price of $25.00 per share, under the Company's shelf registration statement on Form S-3, and pursuant to the terms set forth in the Company's prospectus dated October 24, 2005, as supplemented by the prospectus supplement dated January 18, 2006. Net proceeds of the offering, after underwriting discounts and offering expenses, were approximately $23.8 million, which were used to repay outstanding indebtedness under the Company's line of credit. The offering closed on January 26, 2006, and the stock is traded on the Nasdaq National Market under the trading symbol "GOODP";

    -- declared monthly cash dividends on its common stock of $0.12 per common share for each of the months of January, February and March of 2006; and

    -- declared monthly cash dividends on its Series A preferred stock of $0.0215278 per share for the month of January 2006 and $0.1614583 per share for each of the months of February and March 2006.

    "We are very proud of our team's 2005 accomplishments and financial results," said Chip Stelljes, Executive Vice President and Chief Investment Officer. "Our solid achievements are evidenced by the 100% per share growth in the annual dividend, 179% FFO per share growth and the 137% portfolio growth. 2006 has started well and we hope to continue to post strong results."
    To learn more about our FFO please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission ("SEC") today.
    The financial statements attached below are without footnotes so readers should obtain and carefully review our Form 10-K for the year ended December 31, 2005, including the footnotes to the financial statements contained therein. We have filed the Form 10-K today with the SEC and the Form 10-K can be retrieved from the SEC website at www.SEC.gov or our website at www.GladstoneCommercial.com.
    Gladstone Commercial will have a conference call at 9:30 am EST, March 1, 2006. To enter the call, please dial (877) 407-8031. An operator will monitor the call and set a queue for questions. To hear the replay of the call, please dial (877) 660-6853, access playback account 286 and use the confirmation code 193236. The conference call will also be broadcast on the internet through a link on Gladstone Commercial's web site and at www.InvestorCalendar.com.
    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.
    For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts (NAREIT) developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income
(loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income (loss)), and should not be considered an alternative to either net income (loss) as an indication of our performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2005, as filed with the Securities and Exchange Commission on February 28, 2006. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by references into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



Gladstone Commercial Corporation
Consolidated Balance Sheets

                                           December 31,  December 31,
                                               2005          2004
                                           ------------- -------------

ASSETS
Real estate, net of accumulated
 depreciation of $3,408,878 and $785,125,
 respectively                              $161,634,761  $ 60,466,330
Lease intangibles, net of accumulated
 amortization of $1,221,413 and $194,047,
 respectively                                13,947,484     3,230,146
Mortgage notes receivable                    21,025,815    11,107,717
Cash and cash equivalents                     1,740,159    28,754,289
Restricted cash                               1,974,436     1,460,675
Funds held in escrow                          1,041,292             -
Interest receivable - mortgage note              70,749        64,795
Interest receivable - employees                       -         4,792
Deferred rent receivable                      2,590,617       210,846
Deferred financing costs, net of
 accumulated amortization of $260,099 and
 $0, respectively                             1,811,017        50,000
 Prepaid expenses                               385,043       170,685
Deposits on real estate                         600,000        50,000
Accounts receivable                             225,581        14,819
                                           ------------- -------------

TOTAL ASSETS                               $207,046,954  $105,585,094
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $ 61,558,961  $          -
Borrowings under line of credit              43,560,000             -
Accounts payable and accrued expenses           493,002       168,389
Dividends payable                                     -       920,040
Due to Adviser                                  164,155       129,231
Rent received in advance, security
 deposits and funds held in escrow            2,322,300     1,674,741
                                           ------------- -------------

Total Liabilities                           108,098,418     2,892,401
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 20,000,000
 shares authorized and 7,672,000 and
 7,667,000 shares issued and outstanding,
 respectively                                     7,672         7,667
Additional paid in capital                  105,502,544   105,427,549
Notes receivable - employees                   (432,282)     (375,000)
Distributions in excess of accumulated
 earnings                                    (6,129,398)   (2,367,523)
                                           ------------- -------------

Total Stockholders' Equity                   98,948,536   102,692,693
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $207,046,954  $105,585,094
                                           ============= =============




Gladstone Commercial Corporation
Consolidated Statements of Operations

                                             For the year For the year
                                                ended        ended
                                               Dec. 31,     Dec. 31,
                                                 2005         2004
                                             ------------ ------------
Operating revenues
   Rental income                             $11,437,731  $ 3,331,215
   Interest income from mortgage notes
    receivable                                 1,915,795      981,187
   Tenant recovery revenue                       111,808            -
                                             ------------ ------------
      Total operating revenues                13,465,334    4,312,402
                                             ------------ ------------

Operating expenses
   Depreciation and amortization               3,651,119      973,345
   Management advisory fee                     2,118,040    1,187,776
   Professional fees                             585,571      448,969
   Taxes and licenses                            249,249       13,603
   Insurance                                     274,166      250,816
   General and administrative                    466,868      428,624
                                             ------------ ------------
      Total operating expenses                 7,345,013    3,303,133
                                             ------------ ------------

Other income (expense)
   Interest income from temporary investments    126,826      608,617
   Interest income - employee loans               21,041        6,042
   Interest expense                           (2,447,686)           -
                                             ------------ ------------
      Income before realized and unrealized
       losses                                  3,820,502    1,623,928
                                             ------------ ------------

Realized and unrealized loss from foreign
 currency
   Net realized loss from foreign currency
    transactions                                  (6,278)           -
   Net unrealized depreciation on translation
    of assets and liabilities in a foreign
    currency                                    (212,279)           -
                                             ------------ ------------
      Total net realized and unrealized loss
       from foreign currency                    (218,557)           -
                                             ------------ ------------


Net income                                   $ 3,601,945  $ 1,623,928
                                             ============ ============


Earnings per weighted average common share
      Basic                                  $      0.47  $      0.21
                                             ============ ============
      Diluted                                $      0.47  $      0.21
                                             ============ ============

Weighted average shares outstanding
      Basic                                    7,670,219    7,649,855
                                             ============ ============
      Diluted                                  7,723,220    7,708,534
                                             ============ ============




Gladstone Commercial Corporation
Consolidated Statements of Operations

                                           For the three For the three
                                           months ended  months ended
                                             Dec. 31,      Dec. 31,
                                               2005          2004
                                           ------------- -------------

Operating revenues
   Rental income                           $  3,901,708  $  1,663,677
   Interest income from mortgage notes
    receivable                                  564,598       284,128
   Tenant recovery revenue                       42,000             -
                                           ------------- -------------
      Total operating revenues                4,508,306     1,947,805
                                           ------------- -------------

Operating expenses
   Depreciation and amortization              1,276,207       454,212
   Management advisory fee                      553,214       344,416
   Professional fees                            137,769       135,165
   Taxes and licenses                            58,137             -
   Insurance                                     66,518        62,262
   General and administrative                   129,146        76,538
                                           ------------- -------------
      Total operating expenses                2,220,991     1,072,593
                                           ------------- -------------

Other income (expense)
   Interest income from temporary
    investments                                   9,020       119,916
   Interest income - employee loans               5,558         4,792
   Interest expense                          (1,260,888)            -
                                           ------------- -------------
      Income before realized and unrealized
       losses                                 1,041,005       999,920
                                           ------------- -------------

Realized and unrealized loss from foreign
 currency
   Net realized loss from foreign currency
    transactions                                   (335)            -
   Net unrealized appreciation on
    translation of assets and liabilities
    in a foreign currency                         9,149             -
                                           ------------- -------------
      Total net realized and unrealized
       loss from foreign currency                 8,814             -
                                           ------------- -------------


Net income                                 $  1,049,819  $    999,920
                                           ============= =============


Earnings per weighted average common share
      Basic                                $       0.14  $       0.13
                                           ============= =============
      Diluted                              $       0.14  $       0.13
                                           ============= =============

Weighted average shares outstanding
      Basic                                   7,672,000     7,667,000
                                           ============= =============
      Diluted                                 7,737,297     7,725,434
                                           ============= =============




Gladstone Commercial Corporation
Consolidated Statements of Cash Flows

                                           For the         For the
                                          year ended      year ended
                                         December 31,    December 31,
                                             2005            2004
                                        --------------  --------------

Cash flows from operating activities:
   Net income                           $   3,601,945   $   1,623,928
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
   Depreciation and amortization            3,651,119         973,345
   Amortization of deferred financing
    costs                                     260,099               -
   Amortization of deferred rent
    receivable                                178,070               -
   Unrealized depreciation on the
    translation of assets and
    liabilities in a foreign currency         212,279               -
Changes in assets and liabilities:
   Increase in mortgage interest
    receivable                                 (5,954)        (64,795)
   Decrease (increase) in employee
    interest receivable                         4,792          (4,792)
   (Increase) decrease in prepaid
    expenses                                 (214,358)         20,747
   Increase in accounts receivable           (210,762)        (14,819)
   Increase in deferred rent
    receivable                               (565,017)       (210,846)
   Increase in accounts payable and
    accrued expenses                          324,613         168,389
   Increase (decrease) in due to
    Adviser                                    34,924        (105,064)
   Increase in rent received in
    advance and security deposits             488,913         214,066
   Payments to lenders for operating
    reserves held in escrow                  (275,383)              -
   Increase in operating reserves from
    tenants                                    72,837               -
                                        --------------  --------------
      Net cash provided by operating
       activities                           7,558,117       2,600,159
                                        --------------  --------------

Cash flows from investing activities:
   Real estate investments               (117,531,731)    (58,875,648)
   Increase in restricted cash               (513,761)              -
   Receipts from tenants for capital
    reserves                                1,015,069               -
   Payments to tenants from capital
    reserves                                 (929,260)              -
   Payments to lenders for capital
    reserves held in escrow                (1,065,909)              -
   Receipts from lenders for capital
    reserves held in escrow                   300,000               -
   Deposits on future acquisitions         (2,686,000)       (775,000)
   Refund of deposit on real estate           150,000               -
   Deposits applied against real
    estate investments                      1,986,000         725,000
   Principal repayments on mortgage
    loans                                      81,902          62,283
   Issuance of mortgage loan              (10,000,000)    (11,170,000)
                                        --------------  --------------
      Net cash used in investing
       activities                        (129,193,690)    (70,033,365)
                                        --------------  --------------

Cash flows from financing activities:
   Proceeds from share issuance                     -               -
   Offering costs                                   -          (7,730)
   Borrowings under mortgage note
    payable                                61,419,179               -
   Principal repayments on mortgage
    note payable                              (70,479)              -
   Borrowings from line of credit          85,460,000               -
   Repayments on line of credit           (41,900,000)              -
   Principal repayments on employee
    loans                                      17,718               -
   Payments for deferred financing
    costs                                  (2,021,115)        (50,000)
   Dividends paid                          (8,283,860)     (2,830,540)
                                        --------------  --------------
      Net cash provided by (used in)
       financing activities                94,621,443      (2,888,270)
                                        --------------  --------------

Net decrease in cash and cash
 equivalents                              (27,014,130)    (70,321,476)

Cash and cash equivalents, beginning
 of period                                 28,754,289      99,075,765
                                        --------------  --------------

Cash and cash equivalents, end of
 period                                 $   1,740,159   $  28,754,289
                                        ==============  ==============


Cash paid during period for interest    $   2,014,236   $           -
                                        --------------  --------------

NON-CASH FINANCING ACTIVITIES

Notes receivable issued in exchange
 for common stock associated with the
 exercise of employee stock options     $      75,000   $     375,000
                                        --------------  --------------




    CONTACT: Gladstone Commercial Corporation
             Kelly Sargent, 703-287-5835